Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FOURTH fiscal quarter AND YEAR ENDED June 30, 2023

Company successfully navigates the slower freight environment.

Generated a record $97.9 million in cash from operations for FYE June 30, 2023;

Debt free and well positioned for future growth.

RENTON, WA September 13, 2023 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and twelve months ended June 30, 2023.

Financial Highlights – Year Ended June 30, 2023

•
Revenues decreased to $1,085.5 million for the fiscal year ended June 30, 2023, down $373.9 million or 25.6%, compared to revenues of $1,459.4 million for the comparable prior year period.
•
Gross profit decreased to $270.9 million for the fiscal year ended June 30, 2023, down $22.6 million or 7.7%, compared to gross profit of $293.5 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, decreased to $283.8 million for the fiscal year ended June 30, 2023, down $22.5 million or 7.3%, compared to adjusted gross profit of $306.3 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. decreased to $20.6 million, or $0.43 per basic and $0.42 per fully diluted share for the fiscal year ended June 30, 2023, down $23.9 million or 53.7%, compared to $44.5 million, or $0.90 per basic and $0.88 per fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, decreased to $39.3 million, or $0.82 per basic and $0.79 per fully diluted share for the fiscal year ended June 30, 2023, down $18.9 million or 32.5%, compared to adjusted net income of $58.2 million, or $1.18 per basic and $1.15 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, decreased to $55.6 million for the fiscal year ended June 30, 2023, down $25.3 million or 31.3%, compared to adjusted EBITDA of $80.9 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, decreased to 19.6% or 680 basis points, for the fiscal year ended June 30, 2023, compared to adjusted EBITDA margin of 26.4% for the comparable prior year period.

Stock Buy-Back

We purchased 1,784,249 shares of our common stock at an average cost of $6.20 per share for an aggregate cost of $11.1 million during the fiscal year ended June 30, 2023.

As of June 30, 2023, the Company had 47,294,529 shares outstanding.

CEO Bohn Crain Comments on Results

“Our results for the quarter and year ended June 30, 2023 continue to reflect the macro-economic effects of the difficult freight markets on the entire industry as well as our operations.” said Bohn Crain, Founder and CEO of Radiant Logistics. “The confluence of shippers continuing to manage through elevated inventories, reduced imports and slowing economic growth, has had a cascading effect across virtually every mode of transportation. As in the prior quarter, these market conditions have negatively impacted not only our current results, but also the year-over-year comparison to our record results for prior year period. With that said, we believe we are at or near the bottom of this cycle and would expect markets to begin to find their way to more sustainable and normalized levels in coming quarters.”

Mr. Crain continued, “Notwithstanding the tough year over year comparisons, we are very proud to report that we generated a record $97.9 million in cash from operations for our fiscal year ended June 30, 2023. During this same period, we have remained relatively quiet on the acquisition front and have instead focused our attention on paying down debt and deploying just over $11.1 million to repurchase our stock. Through this disciplined approach to capital allocation, I am happy to report that we are in the strongest financial position in the Company’s history and, as of June 30, 2023, we have approximately $32.5 million of cash on hand and nothing drawn on our $200.0 million credit facility.

Having fortified our balance sheet, we believe we are well positioned to navigate through these slower freight markets as we find our way back to more normalized market conditions. At the same time, we believe our patience and discipline may be rewarded as market conditions become more conducive to our acquisition strategy and we have ample “dry powder” to become more active on the acquisition front should the opportunity present itself. Looking ahead, we will remain focused on delivering profitable growth through a combination of organic and acquisition initiatives and thoughtfully re-levering our balance sheet through a combination of agent station conversions, synergistic tuck‑in acquisitions, and stock buy‑backs. Through this approach we will continue to scale our business, leveraging our best‑in‑class technology and extensive global network, which we believe, over time, will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve.”

Fourth Fiscal Quarter Ended June 30, 2023 – Financial Results

For the three months ended June 30, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $3.1 million on $232.2 million of revenues, or $0.07 per basic and $0.06 per fully diluted share. For the three months ended June 30, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $16.7 million on $382.9 million of revenues, or $0.34 per basic and $0.33 per fully diluted share.

For the three months ended June 30, 2023, Radiant reported adjusted net income, a non-GAAP financial measure, of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share. For the three months ended June 30, 2022, Radiant reported adjusted net income of $19.2 million, or $0.39 per basic and $0.38 per fully diluted share.

For the three months ended June 30, 2023, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $9.2 million, compared to $26.4 million for the comparable prior year period.

Year Ended June 30, 2023 – Financial Results

For the fiscal year ended June 30, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $20.6 million on $1,085.5 million of revenues, or $0.43 per basic and $0.42 per fully diluted share. For the fiscal year ended June 30, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $44.5 million on $1,459.4 million of revenues, or $0.90 per basic and $0.88 per fully diluted share.

For the fiscal year ended June 30, 2023, Radiant reported adjusted net income, a non-GAAP financial measure, of $39.3 million, or $0.82 per basic and $0.79 per fully diluted share. For the fiscal year ended June 30, 2022, Radiant reported adjusted net income of $58.2 million, or $1.18 per basic and $1.15 per fully diluted share.

For the fiscal year ended June 30, 2023, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $55.6 million, compared to $80.9 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Wednesday, September 13, 2023 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Wednesday, September 13, 2023 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 248203)
REPLAY	September 14, 2023 at 9:30 AM Eastern to September 27, 2023 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 49022)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/49022

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 or any other health pandemic or environment event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel; labor and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the ransomware incident that we reported in December of 2021 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents, like the ransomware incident; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements; our longer-term relationship with our senior lenders as a consequence of our need to restate our financial statements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic or other unexpected health pandemics, may amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	June 30,
(In thousands, except share and per share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$32,456	$24,442
Accounts receivable, net of allowance of $2,776 and $2,983, respectively	126,725	225,259
Contract assets	6,180	22,387
Prepaid expenses and other current assets	15,211	17,256
Total current assets	180,572	289,344

Property, technology, and equipment, net	25,389	24,823

Goodwill	89,203	88,199
Intangible assets, net	36,641	48,545
Operating lease right-of-use assets	56,773	41,111
Deposits and other assets	5,163	5,329
Total other long-term assets	187,780	183,184
Total assets	$393,741	$497,351

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84,561	$137,853
Operating partner commissions payable	18,360	18,731
Accrued expenses	8,739	11,349
Income tax payable	369	4,035
Current portion of notes payable	4,107	4,575
Current portion of operating lease liabilities	11,273	7,641
Current portion of finance lease liabilities	620	577
Current portion of contingent consideration	3,886	2,600
Other current liabilities	258	303
Total current liabilities	132,173	187,664

Notes payable, net of current portion	—	66,719
Operating lease liabilities, net of current portion	52,120	37,776
Finance lease liabilities, net of current portion	1,121	1,223
Contingent consideration, net of current portion	287	2,930
Deferred tax liabilities	2,944	6,482
Total long-term liabilities	56,472	115,130
Total liabilities	188,645	302,794

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,603,386 and 51,265,543 shares issued, and 47,294,529 and 48,740,935 shares outstanding, respectively	33	33
Additional paid-in capital	108,516	106,146
Treasury stock, at cost, 4,308,857 and 2,524,608 shares, respectively	(27,067)	(16,004)
Retained earnings	125,593	104,998
Accumulated other comprehensive loss	(2,205)	(796)
Total Radiant Logistics, Inc. stockholders’ equity	204,870	194,377
Non-controlling interest	226	180
Total equity	205,096	194,557
Total liabilities and equity	$393,741	$497,351

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
	(unaudited)
Revenues	$232,225	$382,931	$1,085,486	$1,459,419

Operating expenses:
Cost of transportation and other services	165,910	295,965	801,646	1,153,134
Operating partner commissions	28,489	32,221	115,605	121,937
Personnel costs	19,283	20,078	79,512	72,242
Selling, general and administrative expenses	10,519	8,548	38,518	34,000
Depreciation and amortization	4,458	5,330	22,700	18,716
Transition, lease termination, and other costs	—	—	30	—
Change in fair value of contingent consideration	(259)	160	(646)	767
Total operating expenses	228,400	362,302	1,057,365	1,400,796

Income from operations	3,825	20,629	28,121	58,623

Other income (expense):
Interest income	1,070	13	1,384	23
Interest expense	(1,028)	(856)	(3,273)	(3,214)
Foreign currency transaction gain	(47)	239	755	718
Change in fair value of interest rate swap contracts	151	278	383	1,840
Other	24	54	176	193
Total other expense	170	(272)	(575)	(440)

Income before income taxes	3,995	20,357	27,546	58,183

Income tax expense	(735)	(3,501)	(6,305)	(12,692)

Net income	3,260	16,856	21,241	45,491
Less: net income attributable to non-controlling interest	(117)	(108)	(646)	(1,027)

Net income attributable to Radiant Logistics, Inc.	$3,143	$16,748	$20,595	$44,464

Other comprehensive income:
Foreign currency translation loss	1,046	(1,494)	(1,409)	(1,937)
Comprehensive income	$4,306	$15,362	$19,832	$43,554

Income per share:
Basic	$0.07	$0.34	$0.43	$0.90
Diluted	$0.06	$0.33	$0.42	$0.88

Weighted average common shares outstanding:
Basic	47,578,272	49,254,297	48,188,663	49,570,594
Diluted	49,163,103	50,415,639	49,551,388	50,736,582

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, ransomware related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation expense, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, ransomware incident related costs, changes in fair value of interest rate swap contracts, restatement costs, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2023	2022	2023	2022
Revenues	$232,225	$382,931	$1,085,486	$1,459,419
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(165,910)	(295,965)	(801,646)	(1,153,134)
Depreciation and amortization	(3,699)	(3,122)	(12,961)	(12,775)
GAAP gross profit	$62,616	$83,844	$270,879	$293,510
Depreciation and amortization	3,699	3,122	12,961	12,775
Adjusted gross profit	$66,315	$86,966	$283,840	$306,285

GAAP gross margin (GAAP gross profit as a percentage of revenues)	27.0%	21.9%	25.0%	20.1%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	28.6%	22.7%	26.1%	21.0%

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	2023	2022	2023	2022
Net income attributable to Radiant Logistics, Inc.	$3,143	$16,748	$20,595	$44,464
Income tax expense	735	3,501	6,305	12,692
Depreciation and amortization (1)	4,574	5,330	23,157	18,716
Net interest expense	(42)	843	1,889	3,191

EBITDA	8,410	26,422	51,946	79,063

Share-based compensation	672	487	2,503	1,798
Change in fair value of contingent consideration	(259)	160	(646)	767
Acquisition related costs	38	94	185	596
Ransomware incident related costs, net	(6)	(347)	6	684
Litigation costs	457	84	1,208	568
Transition, lease termination, and other costs	—	—	30	—
Change in fair value of interest rate swap contracts	(152)	(278)	(383)	(1,840)
Restatement costs	—	—	1,544	—
Foreign currency transaction (loss) gain	47	(239)	(755)	(718)

Adjusted EBITDA	$9,207	$26,383	$55,638	$80,918
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	13.9%	30.3%	19.6%	26.4%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted net income	2023	2022	2023	2022
GAAP net income attributable to Radiant Logistics, Inc.	$3,143	$16,748	$20,595	$44,464
Adjustments to net income:
Income tax expense	735	3,501	6,305	12,692
Depreciation and amortization	4,458	5,330	22,700	18,716
Change in fair value of contingent consideration	(259)	160	(646)	767
Acquisition related costs	38	94	185	596
Ransomware incident related costs, net	(6)	(347)	6	684
Litigation costs	457	84	1,208	568
Transition, lease termination, and other costs	—	—	30	—
Change in fair value of interest rate swap contracts	(152)	(278)	(383)	(1,840)
Restatement costs	—	—	1,544	—
Amortization of debt issuance costs	137	123	510	500

Adjusted net income before income taxes	8,551	25,415	52,054	77,147

Provision for income taxes at 24.5%	(2,095)	(6,227)	(12,753)	(18,901)

Adjusted net income	$6,456	$19,188	$39,301	$58,246

Adjusted net income per common share:
Basic	$0.14	$0.39	$0.82	$1.18
Diluted	$0.13	$0.38	$0.79	$1.15

Weighted average common shares outstanding:
Basic	47,578,272	49,254,297	48,188,663	49,570,594
Diluted	49,163,103	50,415,639	49,551,388	50,736,582

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended June 30, 2023	Three months ended March 31, 2023	Three months ended December 31, 2022	Three months ended September 30, 2022	Twelve months ended June 30, 2023
Net income attributable to Radiant Logistics, Inc.	$3,143	$4,183	$4,836	$8,433	$20,595
Income tax expense	735	1,346	1,460	2,764	6,305
Depreciation and amortization (1)	4,574	4,663	7,142	6,778	23,157
Net interest expense	(42)	467	683	781	1,889

EBITDA	8,410	10,659	14,121	18,756	51,946

Share-based compensation	672	543	679	609	2,503
Change in fair value of contingent consideration	(259)	(697)	150	160	(646)
Acquisition related costs	38	98	22	27	185
Ransomware incident related costs (recovery), net	(6)	12	—	—	6
Litigation costs	457	384	247	120	1,208
Transition, lease termination, and other costs	—	—	30	—	30
Change in fair value of interest rate swap contracts	(152)	355	104	(690)	(383)
Restatement costs	—	537	853	154	1,544
Foreign exchange gain	47	(331)	(4)	(467)	(755)

Adjusted EBITDA	$9,207	$11,560	$16,202	$18,669	$55,638
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.